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                                                                    EXHIBIT 12.1

                             SUMMIT PROPERTIES INC.

               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


                                                                     YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------------------
                                                   1998         1997         1996         1995        1994
                                                   ----         ----         ----         ----        ----
Income before minority interest and
   extraordinary items ....................      $66,475      $31,934      $21,187      $15,051      $ 8,527

Interest:
   Expense incurred .......................       32,550       20,902       16,113       13,715       13,006
   Amortization of deferred financing costs          956        1,057        1,025        1,087        1,061
                                                 -------      -------      -------      -------      -------
       Total(1) ...........................      $99,981      $53,893      $38,325      $29,853      $22,594
                                                 =======      =======      =======      =======      =======

Fixed charges:
   Interest expense .......................      $32,550      $20,902      $16,113      $13,715      $13,006
   Interest capitalized ...................        6,143        5,876        4,266        3,110          686
   Rental fixed charges ...................          133          115          124          134          124
   Amortization of deferred financing costs          956        1,057        1,025        1,087        1,061
                                                 -------      -------      -------      -------      -------
       Total(2) ...........................      $39,782      $27,950      $21,528      $18,046      $14,877
                                                 =======      =======      =======      =======      =======

Ratio of earnings to fixed
   charges (1 divided by 2) ...............         2.51x        1.93x        1.78x        1.65x        1.52x
                                                 =======      =======      =======      =======      =======
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